EXHIBIT 99.5

TAKUNG ART CO., LTD

Corporate Governance Guidelines

The Board of Directors (the “Board”) of Takung Art Co., Ltd (the “Company”), acting on the recommendation of the Governance and Nominating Committee, has formally adopted these guidelines to ensure a continued high level of performance from the Board and management, to promote the interests of shareholders and to further the Company’s commitment to corporate governance.

1.	Board Structure

Number of Directors. The Bylaws provide that the number of directors shall be fixed from time to time by the Board, as the Board shall determine to be appropriate. The Governance and Nominating Committee will periodically make recommendations to the Board as to its number and composition in order to ensure that its membership is composed of persons with the experience, expertise and independence that is necessary to provide effective oversight of the Company.

Board Classification. The directors shall be divided into three (3) classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year at the annual meeting of shareholders.

Director Independence. A majority of the Board shall consist of directors who are “independent” under the criteria for independence contained in the New York Stock Exchange (“NYSE”) listing standards as well as all applicable laws, rules or regulations.

2.	Board Leadership

Chairman of the Board. The Board shall elect from among its members a Chairman who will organize Board activities to enable the Board to effectively provide guidance to and oversight of management. The Chairman of the Board, in conjunction with the CEO, determines the frequency and length of Board meetings and shall set the agenda for each Board meeting. Board members are encouraged to suggest the inclusion of additional items on an agenda. The Chairman is responsible for, among other things: creating and maintaining an effective working relationship with the members of management and the Board; providing management with ongoing direction as to Board needs, interests and opinions; and assuring that the Board agenda is appropriately directed to the matters of greatest importance to the Company.

Lead Independent Director. If the Chief Executive Officer is also the Chairman of the Board, or if the Chairman is not independent, the Board may appoint a lead independent director. The lead independent director shall chair meetings of the independent directors, serve as liaison between the Chairman and the independent directors, and coordinate with the Chairman to ensure that agendas for Board meetings reflect any input of the independent directors.

3.	Director Nomination

Director Assessment and Nomination. The Governance and Nominating Committee will identify and evaluate individual candidates for their qualifications to become directors. That Committee will recommend qualified candidates to the Board as the need arises to fill vacancies or to stand for election at the annual meeting of shareholders. The Governance and Nominating Committee will consider candidates proposed by directors, management, search firms and shareholders.

Valuing Diversity. The Governance and Nominating Committee values diversity as a factor in selecting the individuals that it recommends for nomination to serve on the Board of Directors. Although the Board of Directors prefers a mix of backgrounds and experience among its members, it does not follow any ratio or formula to determine the appropriate profile for its nominees.

Standards for Evaluating Candidates as Director-Nominees. To discharge their duties in identifying and evaluating individual nominees for directors, the Governance and Nominating Committee and the Board shall consider the overall experience and expertise represented by the Board as well as the qualifications of each candidate. In the evaluation process, the Governance and Nominating Committee and the Board shall take the following into account:

•	At least a majority of the Board must be comprised of independent directors;
•	Candidates should be capable of working in a collegial manner with persons of different educational, business and cultural backgrounds and should possess skills and expertise that complement the attributes of the existing directors;
•	Candidates should demonstrate notable or significant achievement and possess senior level business, management experience that would benefit the Company;
•	Candidates shall be individuals of the highest character and integrity;
•	Candidates shall be free from any conflict of interest that would interfere with their ability to properly discharge their duties as a director or would violate any applicable law or regulation;
•	Candidates shall posses the requisite expertise and experience necessary to act as a chairperson for one or more of the standing committees of the Board;
•	Candidates shall be capable of devoting the necessary time to discharge their duties, taking into account their employment status, memberships on other Boards and other responsibilities; and
•	Candidates shall have the desire to represent the interests of all shareholders.

Submission of Director-Nominee Candidates to the Governance and Nominating Committee. A shareholder or group of shareholders who wishes to nominate a candidate for consideration by the Governance and Nominating Committee must have submitted the nomination not later than: (i) with respect to an election to be held at a regular meeting of shareholders, ninety (90) days prior to the anniversary date of the immediately preceding regular meeting of the shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the earlier of the tenth (10th) day following the date on which notice of such meeting is first given to shareholders, or three (3) days prior to the date of the meeting. The proposal must contain the following information and meet any other criteria:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
•	a representation that the shareholder is a holder of record of shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
•	such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the SEC proxy rules; and
•	the consent of the nominee to serve as a director of the Company if so elected and consent for a background investigation.

Nomination Limitations. The following limitations shall be applied when considering nomination for election to the Board: (a) an individual who has reached the age of 70 shall not be nominated; and (b) each director shall be limited to four, three year terms; however, those directors serving on the Board in December 2015 shall be eligible to serve up to five, three year terms.

Mandatory Retirement for Management Directors. Management directors shall resign from the Board when they leave their officer positions. As a precondition to their appointment to the Board, a member of management shall be required to provide an irrevocable letter of resignation that shall be effective upon the termination of their employment with the Company.

4.	Board Committees

Board Committees. The Board has the authority to discharge its responsibilities through committees and subcommittees under its supervision. Standing committees of the Board are: Audit Committee; Compensation Committee; and Governance and Nominating Committee. The Board has allocated a majority of its risk oversight responsibilities to these committees. The Board may establish additional committees or eliminate existing committees as it deems appropriate, consistent with the Company’s Bylaws, and applicable laws or regulations. Each committee of the Board shall have the authority and responsibilities set forth in the Company’s Bylaws, the resolutions creating them and any applicable charter.

Assignment of Committee Membership. The Board, upon recommendation of the Governance and Nominating Committee, shall appoint committee members. Consistent with the criteria set forth in their charters and/or as required by the NYSE and applicable laws or regulations, all members of the Audit, Compensation, and Governance and Nominating Committees shall be independent directors. A director may serve on more than one committee. Board committee assignments are reviewed each year by the Governance and Nominating Committee and approved by the Board. The Board does not have a strict committee rotation policy, but may, upon recommendation of the Governance and Nominating Committee, change committee assignments periodically, with a view towards balancing director experience and interest, committee needs, continuity, and evolving legal and regulatory considerations.

5.	Board Operations

Meeting Attendance. All directors are expected to attend the annual meeting of shareholders, all Board meetings and all meetings of the Board committees on which they serve. They are expected to prepare for each meeting in advance and to dedicate sufficient time at each meeting as necessary to properly discharge their responsibilities to the Company and its shareholders. Informational materials useful in preparing for meetings will be distributed to the Board in advance of each meeting.

Executive Sessions of Independent Directors. The independent directors will meet in executive session at each regularly scheduled Board meeting.

Director Access to Management. Directors have complete and open access to management of the Company. Any meeting or contact a director wishes to initiate may be arranged through the Chairman, the Chief Executive Officer or directly by the director.

Role of the Corporate Secretary. The Corporate Secretary shall be elected by the Board and shall coordinate with the Chairman and Committee chairs to: (i) develop appropriate agendas and meeting schedules; (ii) ensure the timely preparation and retention of minutes and other corporate records and documents; (iii) coordinate the timely distribution of information to the Board in advance of meetings; (iv) provide orientation materials to new directors; and (v) periodically provide materials and other guidance that would assist directors with continuing education. One or more Assistant Corporate Secretary may be appointed by the Board from time-to-time in order to assist the Corporate Secretary in the discharge of these duties.

Director Orientation and Continuing Education. All new directors participate in the Company’s orientation program for new directors promptly following their appointment or election. This orientation includes meetings with senior management to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, compliance programs, conflict policies, Code of Ethics, Insider Trading Policy and other policies. The Board encourages directors to participate in continuing education programs and reimburses directors for the expense of such participation.

Confidentiality. In order to facilitate open discussion, the proceedings and deliberations of the Board and its committees shall be confidential. Each director shall maintain the confidentiality of information received in connection with his or her service as a director.

Speaking on Behalf of the Company. It is important for the Company to speak to its associates and outside constituencies with a unified voice. As a general matter, the Board believes that senior management should serve as the primary spokesperson for the Company. If comments from directors are appropriate or necessary, they should, in most circumstances, come from the Chairman of the Board, and be made at the request of the Board or senior management.

6.	Board Responsibilities

Oversight. The basic responsibility of the Board is to oversee the Company’s businesses and affairs, and to exercise reasonable business judgment on behalf of the Company. In discharging this obligation, the Board relies on the honesty, integrity, business acumen and experience of the Company’s management, its outside advisors and the Company’s independent registered public accounting firm.

Board Performance Evaluation. To determine whether the Board and its committees are functioning effectively, the Board shall conduct regular self-evaluations. The Governance and Nominating Committee shall lead the evaluations and will report the results of the evaluations to the Board.

Chief Executive Officer Performance Evaluation. The Chairman of the Board shall coordinate with the Compensation Committee, the Board and/or the Governance and Nominating Committee to conduct an annual review of the Chief Executive Officer’s performance, and shall report the results of its evaluation to the Board.

Management Succession Planning. The Board, in coordination with the Governance and Nominating Committee, shall assure that the Company has in place appropriate planning to address emergency CEO succession planning in the event of extraordinary circumstances, CEO continuity succession planning, and succession planning for key executives to ensure continuity in senior management. The Board shall review succession planning at least annually.

Director Compensation. The Compensation Committee shall periodically review and make recommendations to the Board as to the form and amount of non-employee director compensation. Non-employee director compensation should provide reasonable compensation commensurate with their duties and responsibilities as directors, and provide a sufficient level of compensation necessary to attract and retain the highest quality individuals.

Strategic Planning and Performance. The Board shall ensure that appropriate strategic plans for the Company’s business are developed and implemented. The Board shall evaluate the Company’s performance against its operating plan and against the performance of its peers.

Ethical Business Environment. The Board shall ensure that the Company, through its management, maintains high ethical standards and effective policies and practices designed to protect the Company’s reputation, assets and businesses. The Company has adopted a Code of Business Conduct and Ethics that establishes the Company’s core values and addresses potential conflicts of interest, confidentiality and information security, protection and proper use of corporate assets, personal financial responsibility, compliance with law and transactions in the securities of the Company.

7.	Other Matters

Pledging and Hedging of Stock. Directors and executive officers of the Company shall not engage in strategies using puts, calls, equity swaps or other derivative securities in order to hedge or offset any decreases in the market value of any directly or indirectly owned shares of the Company’s stock. Directors and executive officers shall not pledge shares of the Company’s stock as collateral for a loan or any other purpose.

Enterprise Risk Management. The Board has an active role in overseeing the identification of, and the processes in place for, the management of the Company’s enterprise risk. The full Board oversees strategic and operational risks, the Audit Committee oversees financial and compliance risks, the Compensation Committee oversees human resources and compensation risks, and the Governance and Nominating Committee oversees corporate governance risks and coordinates between Board committees to ensure that management’s efforts to address all significant risk categories are provided with the appropriate oversight.

Related Party Transactions. The Audit Committee shall review, approve or disapprove, and report to the Board regarding all “related party transactions” (as defined pursuant to applicable laws and regulations), including all transactions between the Company and any director or officer (excepting compensation their services as such), and between the Company and any person or entity in which a director or officer has a material financial interest. Any committee member who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting such approval; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee which considers the transaction. On an annual basis, each of the Company’s directors and executive officers shall complete a questionnaire that, among other things, requests information regarding related persons and their transactions or relationships with the Company. Upon receipt of the questionnaire responses, the Legal department shall conduct a review to determine if there are any transactions subject to these guidelines that have not previously been approved or ratified by the Audit Committee. Any such transactions shall be submitted for consideration by the Audit Committee. When considering a request for approval or ratification of a transaction, the Audit Committee may consider, among other things: (a) the nature of the related person’s interest in the transaction; (b) whether the transaction involves arms-length bids or market prices and terms; (c) the materiality of the transaction to each party; (d) the availability of the product or service through other sources; (e) whether the Company’s Code of Ethics could be implicated or the Company’s reputation put at risk; (f) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; (g) the acceptability of the transaction to the Company’s regulators; and (h) in the case of an independent director, whether the transaction would impair his or her status as an independent director.

For purposes of this guideline, (a) “related person” means any director, nominee for election as a director or executive officer of the Company, any person owning 5% or more of the Company’s outstanding shares, or any of their immediate family members, and (b) “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing the household.

8.	Communications with the Board

Shareholders and other parties may communicate directly with the Board, its Chairman, any other director, the independent members of the Board as a group, or any committee of the Board by sending a letter indicating the intended addressee, to:

c/o Corporate Secretary

Flat/RM 03-04 20/F Hutchison House

10 Harcourt Road,

Central, Hong Kong

The Corporate Secretary may sort or summarize the communications as appropriate. Communications that are commercial solicitations, customer complaints, incoherent or obscene will not be forwarded to the Board, its Chairman, or any director or committee of the Board.